As filed with the Securities and Exchange Commission on November 15, 2021

Registration No. 333-260180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOCUS UNIVERSAL INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3355876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2311 East Locust Court

Ontario, CA 91761

(626) 272-3883

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Business Center, LLC

701 S. Carson St. Suite 200

Carson City, NV 89701

(775) 887-8853

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gilbert J. Bradshaw, Esq.

William L. Horn, Esq.

Wilson Bradshaw LLP

18818 Teller Avenue, Suite 115

Irvine, CA 92612

Tel: (917) 830-6517

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☑	Smaller reporting company: ☑
Emerging growth company:☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Focus Universal Inc. is filing this Pre-Effective Amendment No. 3 (the “Amendment”) to its Registration Statement on Form S-3 (Registration Statement No. 333-260180) (the “Registration Statement”) for the sole purpose of incorporating by reference its quarterly report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021. Accordingly, this Amendment only consists of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

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Item 16. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement.*
3.1	Articles of Incorporation, as filed with the SEC on December 26, 2013.
3.2	Amended and Restated Bylaws, as filed with the SEC on October 22, 2019.
4.1	Form of Common Stock Certificate.*
4.2	Form of Indenture, as filed with the SEC on October 14, 2021.
4.3	Form of Debt Security.*
4.4	Form of Warrant.*
4.5	Form of Warrant Agreement.*
4.7	Form of Unit Agreement.*
5.1	Opinion of Wilson Bradshaw LLP, as filed with the SEC on October 8, 2021.
23.1	Consent of BF Borgers CPA PC.**
23.2	Consent of Wilson Bradshaw LLP (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page to this registration statement).
25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture.***
99.1	Form 10-Q for the period ended September 30, 2021, as filed with the SEC on November 15, 2021**

_____________________

* To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

** Filed herewith.

*** To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on November 15, 2021.

FOCUS UNIVERSAL INC.

By:	/s/ Duncan Lee
Duncan Lee
Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Desheng Wang	Chief Executive Officer, Secretary, Director	November 15, 2021
Desheng Wang	(Principal Executive Officer)

/s/ Duncan Lee	Chief Financial Officer	November 15, 2021
Duncan Lee	(Principal Accounting and Financial Officer)

*	Director and Chairman	November 15, 2021
Edward Lee

*	Director	November 15, 2021
Jennifer Gu

*	Director	November 15, 2021
Michael Pope

*	Director	November 15, 2021
Sheri Lofgren

*	Director	November 15, 2021
Greg Butterfield

*	Director	November 15, 2021
Carine Clark

*	The undersigned hereby signs this Amendment No. 3 to the Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 15, 2021 pursuant to a power of attorney filed with the Registration Statement on Form S-3 (File No. 333-260180) filed with the SEC on October 8, 2021.

By:	/s/ Duncan Lee
Duncan Lee
Attorney-in-Fact

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